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                                                                 EXHIBIT 10.11


                  MASTER LOAN DOCUMENTS MODIFICATION AGREEMENT

         This MASTER LOAN DOCUMENTS MODIFICATION AGREEMENT (the "Agreement") dated as of the 18th day of November, 2003, is by and between SOUTHTRUST BANK, an Alabama banking corporation (the "Bank") and SUN HYDRAULICS CORPORATION, a Florida corporation, SUN HYDRAULIK HOLDINGS LIMITED, a company incorporated in England and Wales, and SUN HYDRAULICS LIMITED, a company incorporated in England and Wales (the "Borrowers").

                                    RECITALS:

         A. The Bank and the Borrowers are party to a Credit Agreement dated as of July 23, 2003 (the "Credit Agreement"). Capitalized terms not expressly defined herein shall have the meanings ascribed thereto in the Credit Agreement.

         B. Pursuant to the Credit Agreement, the Bank has made a Term Loan and a Revolving Line of Credit Facility available to Borrowers.

         C. Borrowers' obligation to repay the Term Loan is evidenced by Borrowers' Term Note and Borrowers' obligation to repay Advances made by the Bank under the Revolving Line of Credit Facility is evidenced by Borrowers' Revolving Note each of even date with the Credit Agreement. The Bank is the owner and holder of the Notes.

         D. Borrowers' obligations under the Credit Agreement and the Notes are secured, in part, by the domestic and foreign assets of the Borrowers (excluding real property located outside the United States, (pound)240,000 in blocked account number 5071475, sort code 30-92-33, titled "Lloyds TSB re Sun Hydraulics Ltd, BIGs liability", and assets of Sun Hydraulik GmbH and of Sun Hydraulics Korea Corporation).

         E. The Borrowers have requested the Bank to modify and amend the Loan Documents to (i) release Sun Hydraulik Holdings Limited and Sun Hydraulics Limited as Borrowers, (ii) release from the Stock Collateral 35% of the stock of Sun's Korean subsidiary, Sun Hydraulics Korea Corporation, and all of the stock of Sun's German subsidiary, Sun Hydraulik GmbH, and (iii) release all of Borrowers' foreign assets from the Collateral, and the Bank is willing to do so as provided in this Agreement;

         NOW, THEREFORE, in consideration of the premises, and of the mutual promises hereafter set forth, and the sum of Ten Dollars ($10.00) paid each to the other, the receipt and sufficiency of which as consideration is hereby acknowledged, the parties agree as follows:

         1. THE RECITALS. The parties acknowledge and agree that the facts stated in the recitals above are true and correct and the parties incorporate such recitals in this Agreement as a part thereof for all purposes.



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         2. RELEASE OF SUN HYDRAULIK HOLDINGS LIMITED AND SUN HYDRAULICS LIMITED
AS BORROWERS. Sun Hydraulik Holdings Limited and Sun Hydraulics Limited are hereby released and discharged as Borrowers under the Loan Documents and shall henceforth have no further responsibility or liability thereunder. The release of said companies shall have no effect whatsoever on the responsibility and liability of Sun Hydraulics Corporation under the Loan Documents. Sun Hydraulics Corporation shall remain solely and fully responsible for performance of the obligations of the Borrowers under the Loan Documents.

         3. THE CREDIT AGREEMENT. The Credit Agreement is hereby modified and amended as follows:

         a. The first paragraph on the first page of the Credit Agreement is hereby amended to read as follows:

                  "This Credit and Security Agreement (the "Agreement") dated as of this 23rd day of July, 2003, is by and between SUN HYDRAULICS CORPORATION, a Florida corporation (the "Borrower"), and SOUTHTRUST BANK, an Alabama banking corporation (the "Bank"). The parties hereto agree as follows:"

         b. The Credit Agreement is amended to provide that all plural references therein to "Borrowers" shall be deemed to be a singular reference to Borrower, Sun Hydraulics Corporation.

         c. Section 1.01 of the Credit Agreement is hereby amended to revise the definitions of the following terms to read as provided herein:

         "BORROWING BASE" means the sum of (a) 85% of domestic Eligible Accounts, plus (b) 50% of domestic Eligible Inventory (provided that Advances based on domestic Eligible Inventory shall not exceed $3,000,000 outstanding at any time), plus (c) 60% of the net book value of domestic machinery and Equipment (provided that Advances based on domestic machinery and Equipment shall not exceed $8,000,000 outstanding at any time and that such advance limit shall reduce by $1,000,000 annually on each anniversary of the Closing Date.

         "COLLATERAL" means the Stock Collateral, the Real Property Collateral and all of the Borrower's domestic assets including, without limitation, Items of Payment, Accounts, Chattel Paper, Commercial Tort Claims, Commodity Accounts, Commodity Contracts, Deposit Accounts, Equipment, General Intangibles, Goods, Health Care Insurance Receivables, Instruments, Inventory, Investment Property, Letter of Credit Rights, Payment Intangibles, and all other tangible and intangible Assets of Borrower including, without limitation, Borrower's Books relating to Collateral, and the proceeds of Collateral whether cash or non-cash including, without limitation, insurance proceeds.



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         "ELIGIBLE ACCOUNTS" means Borrower's domestic Accounts in which the
         Bank has a first priority, perfected security interest, that are owing to Borrower by solvent account debtors less Accounts (i) outstanding for more than 90 days or (ii) in default, contested, subject to an asserted setoff, defense counterclaim or claim of any person, other than the Borrower or the Bank, or (iii) billed but for which goods have not been shipped, or (iv) owed by any Affiliate. Any account of the Borrower in which the Bank does not have a first priority, perfected security interest shall not be an Eligible Account.

         "NOTE" OR "NOTES" means, singly or collectively as the context may require, the Term Loan Note, the Revolving Note, the Amended and Restated Term Loan Note, the Amended and Restated Revolving Note, and any renewals or replacements thereof.

         "STOCK COLLATERAL" means (i) 65% of the issued capital stock of Sun Hydraulics Korea Corporation, a Korean corporation, and (ii) 65% of the issued capital stock of Sun Hydraulik Holdings Limited, a company incorporated in England and Wales.

         "REVOLVING NOTE" means the promissory note of the Borrower of even date with the Credit Agreement evidencing Borrower's obligation to repay Advances under the Revolving Line of Credit Facility, as renewed, amended and restated in the Amended and Restated Revolving Note.

         "TERM NOTE" means the promissory note of the Borrower of even date with the Credit Agreement evidencing Borrower's obligation to repay the Term Loan, as renewed, amended and restated in the Amended and Restated Term Note.

         d. Section 1.01 of the Credit Agreement is hereby amended to add the following definitions:

         "AMENDED AND RESTATED REVOLVING NOTE" means Borrower's Amended and Restated Revolving Note dated as of July 23, 2003, given in renewal of the Revolving Note and differing from the Revolving Note only by deletion and absence of Sun Hydraulik Holdings Limited and Sun Hydraulics Limited as makers and obligees.

         "AMENDED AND RESTATED TERM NOTE" means Borrower's Amended and Restated Term Note dated as of July 23, 2003, given in renewal of the Term Note and differing from the Term Note only by deletion and absence of Sun Hydraulik Holdings Limited and Sun Hydraulics Limited as makers and obliges.

         e. Section 3.01 of the Credit Agreement is hereby amended to revise Section (4)(b) to read as follows in its entirety:

         (b)The Bank shall have received within thirty (30) days after Closing possession of 65% of the issued stock of Sun Hydraulics Korea Corporation; and.




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         f. Section 3.01 of the Credit Agreement is hereby further amended to add Section (4)(c), which shall read as follows:

         (c) The Bank shall have received possession of certificates representing 65% of the issued stock of Sun Hydraulik Holdings Limited.

         4. THE NOTES. The Term Note and the Revolving Note are amended and modified hereby to delete Sun Hydraulik Holdings Limited and Sun Hydraulics Limited as makers and obligors under said Notes. Borrower shall execute and deliver to the Bank concurrently with the execution and delivery of this Agreement an Amended and Restated Term Note in the form attached hereto as EXHIBIT "A" and an Amended and Restated Revolving Note in the form attached hereto as EXHIBIT "B", which amended and restated notes shall thereupon constitute the Term Note, the Revolving Note and the Notes referred to in the Credit Agreement. Such amended and restated Notes are given in renewal and extension of the originals and are not intended to and shall not constitute a novation nor evidence of new loans.

         5. LOAN DOCUMENTS MODIFICATION. Each of the Loan Documents (other than the Credit Agreement and the Notes) are hereby modified and amended, and shall be deemed to be modified and amended, in all respects necessary to make them consistent with the amendments to the Credit Agreement and Notes made by this Agreement.

         6. NOVATION NOT INTENDED. Except as provided in this Agreement, the obligations evidenced by the Credit Agreement, the Notes and the other Loan Documents are unaffected, unchanged and unimpaired. By entering into this Agreement, the parties have no intention whatsoever to extinguish or discharge the indebtedness evidenced by the Notes, or to make any new loans or to affect any novation or to release or discharge the lien and security interests created by the Credit Agreement, the Mortgage or the other security instruments or agreements.

         7. WAIVER OF DEFENSES. As an important inducement and as additional consideration to the Bank, each of the original Borrowers named in the Credit Agreement, for themselves and for their respective successors, heirs and assigns to the extent permitted by law, each hereby waive and agree not to assert as a defense to any action for collection of the Notes, or for foreclosure of the security interests and liens created by the Loan Documents or any of them, any defense which they now have or which may arise in the future under the Loan Documents by reason of any act or omission by the Bank, its agents or employees heretofore taken or omitted to be taken and in any way connected with the transactions evidenced or contemplated by the Loan Documents, including, without limitation, any such acts or omissions relating to required disclosures which Borrower acknowledge have been made in full and fair manner as may be required by law.

         8. PAYMENT OF EXCISE AND INTANGIBLE TAXES. Borrower agrees to pay in full, concurrently with the execution hereof, or subsequent thereto if not fully paid, any and all documentary and intangible taxes due on the Notes, the Mortgage or any renewal or modification thereof or on this Agreement and other excise taxes, together with interest and penalties, if any,



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determined to be due on delinquent or unpaid amounts. Borrowers further agree to indemnify and save the Bank harmless from any and all such taxes and charges later determined to be due.

         9. CLOSING COSTS AND ATTORNEYS' FEES. Borrower shall pay all closing costs, including, without limitation, the reasonable attorneys' fees incurred by the Bank in connection with this Agreement and any related documents.

         10. CONSENT OF PLEDGOR. Sun Hydraulics Corporation, as Pledgor under that certain Stock Pledge and Security Agreement from said Pledgor to the Bank dated of even date with the Credit Agreement, by its execution of this Agreement, signifies its consent to the provisions of this Agreement and acknowledge the continued effectiveness of its Stock Pledge and Security Agreement, as amended by Amendment No. 1 to Stock Pledge and Security Agreement, of even date herewith, as security for the Loans evidenced by the Notes.

         11. MISCELLANEOUS. This Agreement contains the final, complete, and exclusive expression of the understanding between the parties regarding the transactions contemplated by it. A waiver or modification of any provisions of this Agreement is valid only if the waiver or modification is in writing signed by each party. The failure or delay by the Bank to exercise any right, power or privilege under this Agreement will not operate as a waiver of any such right, power or privilege. The titles and headings preceding the text of the sections of this Agreement have been inserted solely for convenience of reference and do not affect this Agreement's meaning or effect. This Agreement is a Florida contract and it is the intent of the parties that it be construed according to the laws of the State of Florida. Borrowers may not assign their interest in this Agreement without the prior written approval of the Bank, and this Agreement binds the successors and assigns of the parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.


SOUTHTRUST BANK, an Alabama                         SUN HYDRAULICS CORPORATION,
banking corporation                                    a Florida corporation


By: /s/ John Marian                             By: /s/ R.J. Dobbyn
    ------------------------                        ----------------------------
    Name:  John Marian                                 Name:  R.J. Dobbyn
    Title: Vice President                              Title: C.F.O.

SUN HYDRAULIC HOLDINGS LIMITED,                        SUN HYDRAULICS LIMITED,
     A company incorporated in England and Wales a company incorporated in
                                  England and Wales

By: /s/ R.J. Dobbyn                             By:  /s/ R.J. Dobbyn
    ------------------------------------             ---------------------------
    Name:  R.J. Dobbyn                                  Name:  R.J. Dobbyn
    Title: C.F.O.                                       Title: C.F.O.




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